UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of report (Date of earliest event reported)  October 24, 2004

                               ATA Holdings Corp.
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Indiana
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                 (State or Other Jurisdiction of Incorporation)

       000-21642                                     35-1617970
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 (Commission File Number)                    (IRS Employer Identification No.)

 7337 West Washington Street
    Indianapolis, Indiana                                          46231
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(Address of Principal Executive Offices)                        (Zip Code)

                                 (317) 247-4000
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On  October  24,  2004,  the  Board of  Directors  of ATA  Holdings  Corp.  (the
"Company") approved Key Employee Retention Plan Agreements (the "KERP Agreements") for seven executive officers and forty-four other employees of the Company's subsidiary, ATA Airlines, Inc. ("ATA"), in anticipation of the Chapter 11 filing reported under Item 1.03. The executive officers who are parties to the KERP Agreements are: J. George Mikelsons, Gilbert Viets, James Hlavacek, David Wing, William Beal, John Happ and William O'Donnell.

Under the KERP Agreements, each affected employee is assigned a "KERP Amount" equal to an "agreed percentage" of the employee's base annual salary as in effect on October 1, 2004. Each affected employee earns the right to receive a retention incentive equal to 50% of the employee's KERP Amount if the employee remains employed until the earliest of: February 28, 2005; confirmation of a plan of reorganization in the Chapter 11 case; or termination of the employee's employment by ATA for any reason other than "cause" or termination of the employee's employment by the employee for "good reason." Each affected employee earns the right to receive a second retention incentive, also equal to 50% of the employee's KERP Amount, if the employee remains employed until the earliest of: October 15, 2005; confirmation of a plan of reorganization in the Chapter 11 case; termination of the employee's employment by ATA for any reason other than "cause"; or termination of the employee's employment by the employee for "good reason." "Good reason" is defined in the KERP Agreements to be events signifying a demotion or a material reduction in responsibilities or a reduction in compensation (by more than 5%) or employment benefits. The "agreed percentage" for each of the executive officers is 100%. The KERP Agreements will not be effective until authorized by a final order by the Bankruptcy Court in the Chapter 11 case.

Item 1.03         Bankruptcy or Receivership.

On October 26, 2004, the Company and seven (7) of its subsidiaries, including ATA and Chicago Express Airlines, Inc. (collectively, the "Debtors"), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of Indiana, Indianapolis Division, in Indianapolis (the "Bankruptcy Court"), In re: ATA Holdings Corp., et al., Chapter 11 Case Nos. 04-19866, 04-19868, 04-19869, 04-19870, 04-19871, 04-19872, 04-19873 and
04-19874 (Bankr. S.D. Ind.). The Debtors will continue to operate their business as "debtors-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

In anticipation of the Chapter 11 filing, on October 25, 2004, the Company and ATA entered into a letter agreement with AirTran Airways, Inc. ("AirTran") providing for the transfer in the Chapter 11 case to AirTran of certain assets, including: (1) ATA's leasehold interests under the Chicago Midway Airport Amended and Restated Airport Use Agreement and Facility Lease (the "Midway Facilities Lease"), including ATA's 14 gates, ramp space and associated service facilities at Chicago's Midway Airport, and certain leasehold improvements and equipment associated with passenger handling and ticketing at Midway Airport,
(2) 8 permanent and 11 AIR 21 arrival and departure slots of ATA at LaGuardia Airport and 4 AIR 21 arrival and departure slots at Ronald Reagan Washington National Airport (collectively, the "Slots") and (3) the Company's and ATA's interests in certain airport facility leases or arrangements at airports served from Midway Airport (the "Station Leases") (the Midway Facilities Lease, the Slots and the Station Leases, are collectively referred to as the "Midway Assets"). The letter agreement also contemplates that AirTran will have an option to purchase certain of the ground handling equipment of ATA located at Midway for a purchase price equal to appraised liquidation value.

The transactions contemplated by the letter agreement are subject to, among other things (1) execution by the parties by of a definitive asset acquisition agreement (the "Asset Acquisition Agreement"), (2) completion of AirTran's due diligence investigation which AirTran is to complete no later than November 1, 2004, and which is not to be a condition precedent in the Asset Acquisition Agreement, (3) availability to AirTran of financing necessary to fund the amount to be paid which is not to be a condition precedent in the Asset Acquisition Agreement; and (4) consent to the assignment of the Midway Facilities Lease by the City of Chicago in accordance with the terms of the Midway Facilities Lease. As provided in the letter agreement, the Asset Acquisition Agreement will contain other requirements and conditions which must be satisfied as a condition to consummation of the transactions by the parties. Any sale, assignment, assumption or other disposition of the Midway Assets will also be subject to the approval of the Bankruptcy Court.

The gross purchase price for the Midway Assets is $87,500,000 payable in cash at closing (the "Acquisition Price"). There are adjustments to the Acquisition Price if certain obligations must be assumed and satisfied by AirTran in order to obtain an assignment of the Midway Facilities Lease without any default thereunder by the Company or ATA. The Company presently anticipates that the net cash which will initially be paid upon consummation of this transaction will be approximately $64,000,000. An additional $16,000,000 is to be held in escrow at the rate of $941,177 for each AIR-21 exemption Slot which is acquired by AirTran, either directly from ATA or by re-issuance by the Federal Aviation Administration.

Subject to their obligations under the Bankruptcy Code, the Company and ATA will be restricted from engaging in any discussions with third parties regarding the transfer of the Midway Assets or any other business combination until the earlier of (1) the execution of an Asset Acquisition Agreement and (2) November 1, 2004.

On October 26, 2004, the Company issued a press release announcing the bankruptcy filing, the letter agreement with AirTran and other matters. A copy of the press release is filed as an exhibit hereto and incorporated by reference herein.

Certain of the information contained in this report and the attached press release should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Debtors' current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Debtors' operations and business environments which may cause the actual results of the Debtors to be materially different from any future results expressed or implied in such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Debtors to continue as going concerns; the ability of the Debtors to operate pursuant to the terms of any DIP loan facility that may be obtained; the Debtors' ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by Debtors from time to time; the ability of the Debtors to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Debtors to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Debtors to obtain and maintain normal terms with vendors and service providers; the Debtors' ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 cases on the Debtors' liquidity or results of operations; the ability of the Debtors to fund and execute their business plan; the ability of the Debtors to attract, motivate and/or retain key executives and associates; the ability of the Debtors to attract and retain customers; demand for transportation in the markets in which the Debtors operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs; financing costs; the cost and availability of aircraft insurance; aviation fuel costs; security-related costs; competitive pressures on pricing (particularly from lower-cost competitors); weather conditions; government legislation and regulation; consumer perceptions of the Debtors' products and services; and other risks and uncertainties set forth from time to time in the Company's reports to the United States Securities and Exchange Commission.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Debtors' various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies, and it is possible that the Company will be restructured in a manner that will substantially reduce or eliminate any remaining value. Accordingly, the Debtors urge that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

Item 9.01         Financial Statements and Exhibits.

                  (c)      Exhibits

                  99.1     Press Release, dated October 26, 2004.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Dated:  October 28, 2004

                                       ATA HOLDINGS CORP.



                                       By: /s/Brian T. Hunt
                                       Name:  Brian T. Hunt,
                                       Title: Vice President and General Counsel

                                INDEX TO EXHIBITS


                  Exhibit No.            Description

                  99.1                   Press Release, dated October 26, 2004.